Exhibit 10.1
Execution Version

AMENDMENT NO. 1
TO
STOCKHOLDERS AGREEMENT

This Amendment No. 1, dated as of February 20, 2020 (this “Amendment”), to the Stockholders Agreement, dated as of March 19, 2018 (the “Agreement”), by and among HighPoint Resources Corporation, a Delaware corporation (the “Company”), Fifth Creek Energy Company, LLC, a Delaware limited liability company (the “Investor”), and NGP Natural Resources XI, L.P. (the “Fund”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto under the Agreement.

WITNESSETH:

WHEREAS, the parties hereto have entered into the Agreement;

WHEREAS, Section 1.1(a) of the Agreement provides that the Board of Directors of the Company (the “Board”) shall be comprised of no more than eleven members, and without Company Non-Affiliate Approval, shall be comprised of not less than eleven (11) members, and Section 1.1(b) of the Agreement provides the manner for selecting nominees for election to the Board and the Investor’s right to designate for nomination a number of Board Representatives;

WHEREAS, the parties executed the Waiver to Stockholders Agreement (the “Waiver”), dated December 4, 2018, to increase the number of authorized directorships on the Board to twelve (12) subject to the terms set forth in the Waiver;

WHEREAS, Section 5.5 of the Agreement provides that the Agreement may be amended with the prior written consent of (1) the Company by Company Non-Affiliate Approval and (2) the Investor;

WHEREAS, the Board has approved this Amendment by Company Non-Affiliate Approval;

WHEREAS, pursuant to and in accordance with Section 5.5 of the Agreement, the parties wish to amend the Agreement as set forth in this Amendment in order to provide that effective as of the next annual meeting of the Company stockholders scheduled for April 28, 2020, or any adjournment or postponement thereof, the Company shall reduce the number of authorized directorships on the Board to eight (8) and change the number of Board Representatives the Investor will be entitled to designate at specified levels of Investor Percentage Interest, subject to the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and in the Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.Section 1.1(a) of the Agreement is hereby amended by replacing both references to the number “eleven” with the number “eight” effective as of the Company’s 2020 Annual Meeting, as follows:

1

From February 20, 2020 until the 2020 Annual Meeting (as defined below), the Company shall take any and all necessary action to cause the Board to be comprised of no more than twelve authorized directorships. From the 2020 Annual Meeting until the Board Designation Expiration Date, the Company shall take any and all necessary action to cause the Board to be comprised of no more than a total of eight authorized directorships, and, without Company Non-Affiliate Approval, not less than eight authorized directorships, and in no event shall the total number of authorized directorships be less than the number that is one more than two times the Investor Director Number at such time; provided, however, that the Company, at the direction of the Investor, shall be required to increase the size of the Board if required in order to permit the number of Board Representatives entitled to be designated by the Investor pursuant to this Section 1.1 to be included on the Board. As used herein, “2020 Annual Meeting” shall mean the Company’s annual meeting of stockholders that is scheduled to be held on April 28, 2020, or any adjournment or postponement thereof.

2.Section 1.1(b)(i) of the Agreement is hereby amended in its entirety to read as follows:

In connection with each annual or special meeting of stockholders of the Company at which directors are to be elected commencing with the 2020 Annual Meeting (each such annual or special meeting, an “Election Meeting”), the Investor shall have the right to designate for nomination a number of Board Representatives as follows: (A) for so long as the Investor Percentage Interest is greater than or equal to 35% of all of the outstanding shares of Company Common Stock, three (3) Board Representatives; provided, that at least one (1) of such Board Representatives must be an Independent Director; (B) for so long as the Investor Percentage Interest is less than 35% but greater than or equal to 20%, two (2) Board Representatives; (C) for so long as the Investor Percentage Interest is less than 20% but greater than or equal to 10%, one (1) Board Representative; and (D) if the Investor Percentage Interest is less than 10%, no Board Representatives.

3.This Amendment may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

4.This Amendment shall be governed by and construed in accordance with the Laws of the state of Delaware applicable to contracts executed and to be performed wholly within such State and without reference to the choice or conflict of law principles (whether of the state of Delaware or any other jurisdiction) that would result in the application of the Laws of a different jurisdiction.

5.This Amendment shall be deemed to be an amendment to the Agreement. All references to the Agreement in any other agreements or documents shall on and after the date hereof be deemed to refer to the Agreement as amended hereby. Except as amended hereby, the Agreement shall remain in full force and effect and is hereby ratified, adopted and confirmed in all respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on its behalf by an authorized officer as of the date first above written.

HIGHPOINT RESOURCES CORPORATION

By:	/s/ R. Scot Woodall
Name:	R. Scot Woodall
Title:	President & CEO

FIFTH CREEK ENERGY COMPANY, LLC

By:	/s/ Michael R. Starzer
Name:	Michael R. Starzer
Title:	Chairman & CEO

NGP NATURAL RESOURCES XI, L.P.
By: G.F.W. Energy XI, L.P., general partner
By: G.F.W. XI, L.L.C., general partner

By:	/s/ Tony R. Weber
Name:	Tony R. Weber
Title:	Authorized Person